EXHIBIT 10.57


						                    		Debtor Name: Wasatch Education Systems Corporation
			                    					Exhibit C to Stock Purchase Agreement
			                    					Document defined as "Registration Rights Agreement"

                      	REGISTRATION RIGHTS AGREEMENT



	THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into by and among
WASATCH EDUCATION SYSTEMS CORPORATION, A  UTAH     CORPORATION having its
principal place of business at 5250 South 300 West, Salt Lake City, Utah
84107 ("Debtor"), and the undersigned California limited partnership investment funds, each having a principal place of business at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403 (collectively, "Lenders").
This Agreement shall be effective as of the 30th day of June, 1995.

                             	R E C I T A L S

	A.  Debtor and Lenders are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which
Debtor's indebtedness to Lenders will be converted to stock in Debtor.  All capitalized terms used in this Agreement and not specifically defined herein shall have the meanings given in the Stock Purchase Agreement.

	B.	Pursuant to the Stock Purchase Agreement, Debtor will issue Debtor's
Warrants to purchase shares of Debtor's Common Stock (collectively, the
"Warrants") and, to two Lenders, an aggregate of 1,666,666 shares of Debtor's
Common Stock (the "Shares").

	C.	As a condition to the entering into the Stock Purchase Agreement, Lenders have required that Debtor execute and deliver this Agreement.

                             	A G R E E M E N T

	NOW THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

	1.	This Agreement is made with respect to that certain Registration Rights
Agreement by and among Debtor and Lenders dated as of the  31st  day of
December    , 1991, whereby Debtor has contractually undertaken certain obligations to register certain of Debtor's capital stock held by such parties under the Securities Act of 1933, as amended (such agreement being referenced herein as the "Master Registration Rights Agreement").

	2.  Debtor agrees that the term "Registrable Securities", as defined in
Section 1.3 of the Master Registration Rights Agreement, includes within the meaning of such term the Shares and all shares of Common Stock issued or issuable upon exercise of the Warrants (or issued in respect of such Shares or Common Stock by way of stock dividend or otherwise).

	3.	Each Lender and its permitted assignees shall have all rights of a "Holder"
within the meaning given in Section  1.7  of the Master Registration Rights
Agreement and shall be treated for all purposes as a Holder under the Master
Registration Rights Agreement.  Each Lender hereby assumes the obligations of a Holder of Registrable Securities under the Master Registration Rights
Agreement.

	4.	In addition to any rights Lenders may have as Holders with respect to
Registrable Securities under the Master Registration Rights Agreement, as supplemented by this Agreement, and notwithstanding any provision of the
Master Registration Rights Agreement to the contrary, Lenders shall have the following registration rights, but only with respect to Lenders' Registrable
Securities comprising the Shares (the "Supplemental Registrable Securities"):
 If any registration of which Debtor gives notice pursuant to Section 2.1(i)
of the Master Registration Rights Agreement is for an underwritten public offering of Common Stock pursuant to a registration statement which is to become effective on or before December 31, 1996, Debtor shall so advise Lenders as a part of the written notice given pursuant to Section 2.1(i) of the Master
Registration Rights Agreement.  If the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten with respect to the secondary portion of such registration, Debtor shall so advis
e Lenders and the other holders of Common Stock distributing their securities through such registration and underwriting.  Thereafter, the underwriter may exclude some or all of the Supplemental Registrable Securities from such registration and underwriting, but only in accordance with the procedure set forth in the following sentence.  The securities to be included in the secondary portion of such registration shall be allocated first to Supplemental

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Registrable Securities until the Supplemental Registrable Securities are exhausted and thereafter allocated as otherwise provided in the Master Registration Rights Agreement. The Lenders shall also have the demand registration rights with respect to the Shares as set forth in Section 5 below.

	5.  Registration on Form S-3.

		5.1	Eligibility of Debtor.  Debtor shall use its best efforts to continue to be eligible for the use of Form S-3 (or under any similar successor forms) and
, to that end, Debtor shall comply with the reporting requirements of the
Securities Exchange Act of 1934, as amended (the "34 Act").  While Debtor is qualified for the use of Form S-3 (or successor forms), the Lenders shall have the right to request an unlimited number of registrations on Form S-3 (or successor forms) with regard to the Shares.  Such requests shall be in writing and shall state the number of Shares to be distributed and the intended method of disposition of such Shares by the Lenders.  The foregoing shall be subject only to the following limitations:

		Debtor shall not be obligated to cause a registration on Form S-3 (or successor forms) to become effective prior to the expiration of at least ninety (90) days following the effective date of the most recent Debtor-
initiated registration (other than a registration on Form S-8 or any similar form which may be promulgated in the future relating solely to employee benefit plans, or on Form S-4 or similar forms which may be promulgated in the future relating solely to an SEC Rule 145 transaction); provided, however
, that Debtor shall use its best efforts to achieve such effectiveness promptly following such ninety (90) day period;

		Debtor shall not be required to effect a registration pursuant to this
Section 5 unless the Lenders requesting registration propose to dispose of
Shares of Registrable Securities which have an aggregate offering price of at least Two Hundred Thousand Dollars ($200,000).

		5.2	Best Efforts of Debtor.  Subject to the foregoing, Debtor will use its best efforts to effect promptly the registration of all Shares of Registrable
Securities on Form S-3 (or successor forms), to the extent requested pursuant to Section 5.

		5.3	Incorporation of Master Registration Rights Agreement.  For purposes of this Section 5, the overall procedures and definitions as specified in the
Master Registration Rights Agreement shall control in the same manner as if set forth in full herein.

	6.	Debtor represents and warrants that all waivers and consents of all parties necessary to effectively grant the registration rights to Lender, as provided herein, and to effectively make each Lender a party to the Master
Registration Rights Agreement (in the manner contemplated and provided hereby)
have been obtained and that this Agreement represents the valid, binding and enforceable obligation of Debtor.

	7.	The breach of any of the terms hereof shall be an event of default under the Stock Purchase Agreement.

	8. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative identified below.


DEBTOR:							WASATCH EDUCATION SYSTEMS CORPORATION


								     		By:	/s/ Barbara Morris
									            		Barbara Morris, President and CEO


LENDERS:

SOFTWARE FUND II, a California 	   TECHNOLOGY FUNDING PRIVATE RESERVE FUND,
Limited Partnership                a California Limited Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President

TECHNOLOGY FUNDING PARTNERS I,     TECHNOLOGY FUNDING PARTNERS II,L.P.
L.P., a California Limited         a California Limited Partnership
Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President


TECHNOLOGY FUNDING SECURED         TECHNOLOGY FUNDING SECURED INVESTORS III,
INVESTORS III, a California        an Income and Growth Partnership, L.P.
Limited Partnership                a California Limited Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President